November 15, 1995

                    To the Board of Directors of
                    Investment Grade Municipal Income
                    Fund
                    (formerly PaineWebber Premier Tax-
                    Free Income Fund Inc.)

                    In planning and performing our audit
                    of the financial statements of
                    Investment Grade Municipal Income
                    Fund (the  Fund ) for the year ended
                    September 30, 1995, we considered
                    its internal control structure,
                    including procedures for safeguarding
                    securities, in order to determine our
                    auditing procedures for the purpose
                    of expressing our opinion on the
                    financial statements and to comply
                    with the requirements of Form
                    N-SAR, and not to provide assurance
                    on the internal control structure.

                    The management of the Fund is
                    responsible for establishing and
                    maintaining an internal control
                    structure. In fulfilling this
                    responsibility, estimates and
                    judgments by management are
                    required to assess the expected
                    benefits and related costs of internal
                    control structure policies and
                    procedures. Two of the objectives of
                    an internal control structure are to
                    provide management with reasonable,
                    but not absolute, assurance that assets
                    are appropriately safeguarded against
                    loss from unauthorized use or
                    disposition and that transactions are
                    executed in accordance with
                    management's authorization and
                    recorded properly to permit
                    preparation of financial statements in
                    conformity with generally accepted
                    accounting principles.

                    Because of inherent limitations in any
                    internal control structure, errors or
                    irregularities may occur and may not
                    be detected. Also, projection of any
                    evaluation of the structure to future
                    periods is subject to the risk that it
                    may become inadequate because of
                    changes in conditions or that the
                    effectiveness of the design and
                    operation may deteriorate.

                    Our consideration of the internal
                    control structure would not
                    necessarily disclose all matters in the
                    internal control structure that might
                    be material weaknesses under
                    standards established by the
                    American Institute of Certified Public
                    Accountants. A material weakness is
                    a condition in which the design or
                    operation of the specific internal
                    control structure elements does not
                    reduce to a relatively low level the
                    risk that errors or irregularities in
                    amounts that would be material in
                    relation to the financial statements
                    being audited may occur and not be
                    detected within a timely period by
                    employees in the normal course of
                    performing their assigned functions.
                    However, we noted no matters
                    involving the internal control
                    structure, including procedures for
                    safeguarding securities, that we
                    consider to be material weaknesses as
                    defined above as of September 30,
                    1995.

                    This report is intended solely for the
                    information and use of management
                    and the Securities and Exchange
                    Commission.



                    PRICE WATERHOUSE LLP
                    New York, New York